BUSINESS PREMISES LEASE AGREEMENT

         This Agreement was entered into on October 27th, 1997 between GARDEN WAY INCORPORATED, a corporation organized under the laws of the State of New York having its principal place of business at One Garden Way, City of Rensselaer, County of Rensselaer, State of New York, referred to as Lessor, and TRAK INTERNATIONAL, INC. a corporation organized under the laws of the State of Delaware. having its principal place of business at 369 W. Western Avenue, City of Port Washington, County of Ozaukee, State of Wisconsin, referred to as Lessee.

         In consideration of the mutual covenants contained in this Agreement, the parties agree as follows:

                                   SECTION ONE
                             DESCRIPTION OF PREMISES

         Lessor leases to Lessee the premises located at 901 Sunset Road, City of Port Washington, County of Ozaukee, State of Wisconsin,, hereinafter "Premises", more particularly described as the following:

                      High Bay           26,600   Square Feet
                      Low Bay             6,400   Square Feet
                      Total Shop Area    32,000   Square Feet

                      Office Area         5,000   Square Feet

                                   SECTION TWO
                                      TERM

         The Term is one (1) year, beginning on October 30, 1997, and terminating on October 31, 1998 (hereinafter ("Term")). In the event that Lessor enters into a purchase contract with a third party for the sale of the Premises during the Term, Lessee agrees that it shall vacate the Premises on ninety (90) days advance written notice from the Lessor.

                                  SECTION THREE
                                      RENT

         A. The total rent under this lease agreement is One Hundred Thirty One Thousand Dollars ($131,000) for the Term.

         B. Lessee shall pay Lessor the above-specified amount in installments of Ten Thousand Nine Hundred Seventeen Dollars ($10,917) each month, beginning on October 30, 1997 with succeeding payments due on the first day of each month thereafter during the Term of the lease agreement. All Rental payments shall be forwarded to:

      GARDEN WAY INCORPORATED
      One Garden Way
      Rensselaer, New York 12144
      Attn: Nancy Roberts

                                  SECTION FOUR
                                 USE OF PREMISES

         The Premises are to be used for the purposes of office light manufacturing and warehouse. Lessee shall restrict its use to such purposes, and shall not use or permit the use of the Premises for any other purpose without the prior express and written consent of Lessor, or Lessor's authorized agent.

                                  SECTION FIVE
                               RESTRICTIONS ON USE

         A. Lessee shall not use the Premises in any manner that will increase risks covered by insurance on the Premises and result in an increase in the rate of insurance or a cancellation of any insurance policy, even if such use may be in furtherance of Lessee's business purposes.

         B. Lessee shall not keep, use, or sell anything prohibited by any policy of fire insurance covering the Premises, and shall comply with all requirements of the insurers applicable to the Premises necessary to keep in force the fire and liability insurance.

                                   SECTION SIX
                      WASTE, NUISANCE, OR UNLAWFUL ACTIVITY

         Lessee shall not allow any waste or nuisance on the Premises, or use or allow the Premises to be used for any unlawful purpose.

                                  SECTION SEVEN
                                UTILITIES, TAXES

         Lessee shall arrange and pay for all utilities furnished to the Premises for the Term, including, but not limited to, electricity, gas, water, sewer, and telephone service, and security/fire alarm system. Additionally, Lessee shall be responsible for payment of real property taxes on the Premises during the terms thereof. Lessor agrees to forward the original tax bills to the attention of Lessee within five (5) business days of Lessor' receipt. Lessee to pay such bills by the referenced due date and will incur and be responsible for any and all late charges and interest in the event of late payment by Lessee except for charges caused by Lessor's failure to timely forward the bills to Lessee..

                                  SECTION EIGHT
                             REPAIRS AND MAINTENANCE

         Lessor warrants that the Premises and related systems at the commencement of the lease agreement are in good, structural, mechanical condition, reasonable wear and tear excepted. Lessee shall maintain the Premises and keep them in good repair at its expense, except that side and rear exterior walls and the roof will be maintained in good condition by Lessor. Lessee shall maintain and repair windows, doors, skylights, adjacent sidewalks, the building front, and the interior walls. Lessee shall be responsible for snow removal and maintenance of the grounds within the driveway perimeter. Lessor shall be responsible for grounds maintenance outside the driveway perimeter.

                                  SECTION NINE
                 DELIVERY, ACCEPTANCE, AND SURRENDER OF PREMISES

         A. Lessor represents that the Premises are in fit condition for use by Lessee. Acceptance of the Premises by Lessee shall be construed as recognition that the Premises are in a good state of repair and in sanitary condition.

         B. Lessee shall surrender the Premises at the end of the lease Term, or any renewal of such Term, in the same condition as when Lessee took possession, allowing for reasonable use and wear, and damage by acts of God, including fires and storms. Before delivery, Lessee shall remove all business signs placed in the Premises by Lessee and restore the portion of the Premises on which they were placed in the same condition as when received.

                                   SECTION TEN
                         PARTIAL DESTRUCTION OF PREMISES

         A. Partial destruction of the Premises shall not render this lease agreement void or voidable, nor Terminate it except as specifically provided in this lease agreement. If the Premises are partially destroyed during the Term, Lessor shall repair them when such repairs can be made in conformity with governmental laws and regulations. Rent will be reduced proportionately to the extent to which the repair operations interfere with the business conducted on the Premises by Lessee. If the repairs cannot be made within the time specified above, Lessor shall have the option to make them within a reasonable time and continue this lease agreement in effect with proportional rent abatement to Lessee as provided for in this lease agreement If the repairs cannot be made within ninety (90) days, and if Lessor does not elect to make them within a reasonable time, either party shall have the option to Terminate this lease agreement.

         B. Disputes between Lessor and Lessee relating to provisions of this section shall be arbitrated. The parties shall each select an arbitrator, and the two arbitrators selected shall together select a third arbitrator. The three arbitrators shall determine the dispute, and their decisions shall be binding on the parties. The parties shall divide the costs of arbitration equally between them.

                                 SECTION ELEVEN
                           ENTRY ON PREMISES BY LESSOR

         A. Lessor and its designated agents reserve the right to enter the Premises at all reasonable times upon not less than six hours prior notice to inspect them, show the Premises to interested third parties, perform required maintenance and repairs, or to make additions, alterations, or modifications to any part of the building in which the Premises are located, and Lessee shall permit Lessor to do so provided same does not interfere with Lessee's business operation.

         B. Lessor may erect scaffolding, fences, and similar structures, post relevant notices and place moveable equipment in connection with making alterations, additions, or repairs, all without incurring liability to Lessee for disturbance of quiet enjoyment of the Premises, or loss of occupation of the Premises.

                                 SECTION TWELVE
                SIGNS, AWNINGS, AND MARQUEES INSTALLED BY LESSEE

         A. Lessee shall not construct or place signs, awnings, marquees, or other structures projecting from the exterior of the Premises without the prior express and written consent of Lessor.

         B. Lessee shall remove signs, displays, advertisements, or decorations it has placed on the premises that, in the opinion of Lessor, are offensive or otherwise objectionable. If Lessee fails to remove such signs, displays, advertisements, or decorations within ten (10) days after receiving written notice from Lessor to remove them, Lessor reserves the right to enter the Premises and remove them at the expense of Lessee.

                                SECTION THIRTEEN
                               BUSINESS SALE SIGNS

         Lessee shall not conduct "Quitting Business," "Lost our Lease," "Bankruptcy," or other sales of that nature on the Premises without the written consent of Lessor.

                                SECTION FOURTEEN
                       NONLIABILITY OF LESSOR FOR DAMAGES

         Lessor shall not be liable for liability or damage claims for injury to persons or property from any cause relating to the occupancy of the Premises by Lessee, including those arising out of damages or losses occurring an sidewalks and other areas adjacent to the Premises during the Term or any extension of such Term. Lessee shall indemnify Lessor from any and all liability, loss, or other damage claims or obligations resulting from any injuries or losses of this nature.

                                 SECTION FIFTEEN
                               LIABILITY INSURANCE

         A. Lessee shall procure and maintain in force at its expense during the Term and any extension of such Term general public liability insurance with insurers and through brokers approved by Lessor. Such coverage shall be adequate to protect against liability for damage claim through public use of or arising out of accidents occurring in or around the Premises, in a minimum amount of Two Million Dollars ($2,000,000) for bodily injury or death or any one person and $2,000,000 for bodily injury or death to any number of persons in any one occurrence, and Five Hundred ($500,000) for property damage, including water damage and sprinkler leakage legal liability, fire and extended coverage. The insurance certificate shall provide coverage for contingent liability of Lessor on any claims or losses. The insurance policies shall be delivered to Lessor. Lessee shall obtain a written obligation from the insurers to notify Lessor in writing at least thirty (30) days prior to cancellation or refusal to renew any policy.

         B. If the insurance policies required by this section are not kept in force during the entire Term of this lease agreement or any extension of such Term, Lessor may procure the necessary insurance and pay the premium therefor, and the premium shall be repaid to Lessor as an additional rent installment for the month following the date on which the premiums were paid by Lessor.

                                 SECTION SIXTEEN
                        ASSIGNMENT, SUBLEASE, OR LICENSE

         A. Lessee shall not assign or sublease the Premises, or any right or privilege connected with the Premises, or allow any other person except agents and employees of Lessee to occupy the Premises or any part of the Premises without first obtaining the written consent of Lessor which shall not be unreasonably withheld. A consent by Lessor shall not be a consent to a subsequent assignment, sublease, or occupation by other persons.

         B. An unauthorized assignment, sublease, or license to occupy by Lessee shall be void and shall Terminate this lease agreement at the option of Lessor.

         C. The interest of Lessee in this lease agreement is not assignable by operation of law without the written consent of Lessor.

                                SECTION SEVENTEEN
                                     BREACH

         The appointment of a receiver to take possession of the assets of Lessee, a general assignment for the benefit of the creditors of Lessee, any action taken or allowed to be taken by Lessee under any bankruptcy act, or the failure of Lessee to comply with each and every Term and condition of this lease agreement shall constitute a breach of this lease agreement. Lessee shall have ten (10) days after receipt of written notice from Lessor of any breach to correct the conditions specified in the notice. If the corrections cannot be made within the 10 day period, Lessee shall have a reasonable time to correct the default if action is commenced by Lessee within thirty (30) days after receipt of the notice.

                                SECTION EIGHTEEN
                     REMEDIES OF LESSOR FOR BREACH BY LESSEE

         Lessor shall have the following remedies in addition to its other rights and remedies in the event Lessee breaches this lease agreement and fails to make corrections as set forth in Section Seventeen:

         A. Lessor may reenter the Premises immediately and remove the property and personnel of Lessee, store the property in a public warehouse or at a place selected by Lessor, at the expense of Lessee.

         B. After reentry, Lessor may Terminate this lease agreement on giving thirty (30) days' written notice of Termination, to Lessee. Without such notice, reentry will not Terminate this lease agreement. On Termination, Lessor may recover from Lessee all damages proximately resulting from the breach, including, but not limited to, the cost of recovering the Premises and the balance of the rent payments remaining due and unpaid under this lease agreement.

         C. After reentering, Lessor may relet the Premises or any part of the Premises for any Term without Terminating this lease agreement, at such rent and on such Terms as it may choose. Lessor may make alterations and repairs to the Premises. The duties and liabilities of the parties if the Premises are relet shall be as follows:

            (1) In addition to Lessee's liability to Lessor for breach of this lease agreement, Lessee shall be liable for all expenses of the reletting, for the alterations and repair made, and for the difference the rent received by Lessor under the new lease agreement and the rent installments that were due for the same period under this lease agreement.

            (2) Lessor at its option shall have the right to apply the rent received from reletting the premises (a) to reduce Lessee's indebtedness to Lessor under this lease agreement, not including indebtedness for rent (b) to expenses of the reletting and alterations and repairs made, (e) to rent due under this lease agreement, or (d) to payment of future rent under this lease agreement as it becomes due.

         If the new Lessee does not pay a rent installment promptly to Lessor, and the rent installment has been credited in advance of payment to the indebtedness of Lessee other than rent, or if rentals from the new Lessee have been otherwise applied by Lessor as provided for in this section, and during any rent installment period, are less than the rent payable for the corresponding installment period under this lease agreement, Lessee shall pay Lessor the deficiency, separately for each rent installment deficiency period, and before the end of that period. Lessor may at any time after such reletting Terminate this lease agreement for the breach on which Lessor based reentry and relet the Premises.

                                SECTION NINETEEN
                                  ATTORNEY FEES

         If Lessor is successful in an action to enforce any agreement contained in this lease agreement, or for breach of any covenant or condition, Lessee shall pay Lessor reasonable attorney fees for the services of Lessor's attorney in the action, all fees to be fixed by the court.

                                 SECTION TWENTY
                                  CONDEMNATION

         Eminent domain proceedings resulting in the condemnation of a part of the Premises, but leaving the remaining premises usable by Lessee for the purposes of its business, will not Terminate this lease agreement unless Lessor, at its option, Terminates this lease agreement by giving written notice of Termination to Lessee. The effect of any condemnation, where the option to Terminate is not exercised, will be to Terminate this lease agreement as to the portion of the Premises condemned, and the lease of the remainder of the Premises shall remain intact. The rental for the remainder of the lease Term shall be reduced by the amount that the usefulness of the Premises has been reduced for the business purposes of Lessee. Lessee hereby assigns and transfers to Lessor any claim it may have to compensation for damages as a result of any condemnation.

                               SECTION TWENTY-ONE
                                     WAIVERS

         Waiver by Lessor of any breach of any covenant or duty of Lessee under this lease is not a waiver of a breach of any other covenant or duty of Lessee, or of any subsequent breach of the same covenant or duty.

                               SECTION TWENTY-TWO
                                  GOVERNING LAW

         It is agreed that this lease agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Wisconsin.

                              SECTION TWENTY-THREE
                                ENTIRE AGREEMENT

         This lease agreement shall constitute the entire agreement between the parties. Any prior understanding or representation of any kind preceding the date of this lease agreement shall not be binding upon either party except to the extent incorporated in this lease agreement.

                               SECTION TWENTY-FOUR
                            MODIFICATION OF AGREEMENT

         Any modification of this lease agreement or additional obligation assumed by either party in connection with this agreement shall be binding only if evidenced in a writing signed by each party or an authorized representative of each party.

                               SECTION TWENTY-FIVE
                                     NOTICES

         A. All notices, demands, or other writings in this lease agreement provided to be given or made or sent, or which may be given or made or sent, by either party to the other, shall be deemed to have been fully given or made or sent when made in writing and faxed to the number indicated or deposited in the United States mail registered and postage prepaid, and addressed as follows:

         GARDEN WAY INCORPORATED
         One Garden Way
         Rensselaer, New York 12144
         Attn:  Legal Department
         Facsimile Number: (518)391-7433

         TRAK INTERNATIONAL, INC.
         369 W. Western Avenue
         Port Washington, Wisconsin
         Attn:  Tom Rice
         Facsimile Number: (404) 268-8988

         B. The address to which any notice, demand, or other writing may be given or made or sent to any party as above provided may be changed by written notice given by such party as above provided.

                               SECTION TWENTY-SIX
                                 BINDING EFFECT

         This lease agreement shall bind and inure to the benefit of the respective heirs, personal representatives, successors, and assigns of the parties.

                              SECTION TWENTY-SEVEN
                               TIME OF THE ESSENCE

         It is specifically declared and agreed that time is of the essence of this lease agreement.

                              SECTION TWENTY-EIGHT
                               PARAGRAPH HEADINGS

         The titles to the paragraph of this lease agreement are solely for the convenience of the parties and shall not be used to explain, modify, simplify, or aid in the interpretation of the provisions of this lease agreement.

                               SECTION TWENTY-NINE
                      LESSOR'S COVENANT OF QUIET EMPLOYMENT

So long as Lessee is not in default under the covenants and agreements of this Lease, Lessee's quiet and peaceable enjoyment of the Premises shall not be disturbed or interfered with by Lessor or by any person claiming by, through or under Lessor, except that Lessor and its designated agents shall have the right to show Premises as more fully described in Section 11.A.

                                 SECTION THIRTY
                          ALTERATIONS AND IMPROVEMENTS

Upon the prior written consent and approval of Lessor, Lessee shall have the right to make reasonable alterations, installations, modifications or other improvements to the Premises in order to make the Premises appropriate for Lessee's intended use as manufacturing and office facility, including moving interior, non weight-bearing walls, installing overhead cranes, plumbing and electrical wiring facilities (hereafter "Improvements"). Provided, however, that such Improvements shall not disturb or in any way change any plumbing or wiring, without in each and every of such cases the prior written consent of Lessor.

Lessors prior written approval of plans and specifications for Improvements shall not constitute an assumption of the responsibility for the compliance of such plans and specifications with applicable codes, regulations or statutes, which responsibility shall be solely Lessee. All such improvements shall be made at Lessee's sole cost and expense. All Improvements and all repairs required to be made by Lessee shall be made in good and workmanlike manner and in compliance with all governmental requirements and codes. Lessee shall hold Lessor harmless and indemnified from all injury loss, claims or damage to any person or property occasioned by, or in connection with the construction or installation of Improvements. Lessee shall obtain all necessary permits from governmental authorities. Lessee shall repair any damage and perform any necessary clean-up to the Building or its contents resulting from any Improvements made by Lessee.

                               SECTION THIRTY-ONE
                                 TRADE FIXTURES

Upon the termination of this Lease Lessee may remove Lessee's trade fixtures and all of Lessee's personal property and equipment provided that Lessee shall repair any injury or damage to the Leased Premises that may result from such removals.

                               SECTION THIRTY-TWO
                                 OPTION TO RENEW

Lessee shall have the option to renew this lease for an additional 1 year terms on the same terms and conditions, except as to negotiation of rental payments applicable to each renewal Term for which Lessee exercises its option. Lessee shall exercise its option by notice to Lessor in accordance with this agreement and given at least one hundred and twenty (120) days prior to the expiration of the then applicable Term of the Lease. Notwithstanding the above, Lessor reserves the right to cancel this option at any time during the Term by giving the Lessee thirty (30) days advance notice.

         In witness whereof, each party to this lease agreement has caused it to be executed at Port Washington on the date indicated below.

GARDEN WAY INCORPORATED                TRAK INTERNATIONAL


By: /s/ Illegible Signature            By: /s/ Tom Rice
    -------------------------------        ------------------------------------

Print:  Illegible                      Print:  Tom Rice

Title:  President/CEO                  Title: Senior Director - Human Resources
        ---------------------------           ---------------------------------
Date: 10-27-97                         Date:  10-27-97





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